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                                                                    EXHIBIT 16.1

                       [LETTERHEAD OF GRANT THORNTON LLP]





June 5, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:

We have read the statements made by IndyMac Bancorp, Inc. (the Company), which we understand will be filed with the Commission as part of the Company's Form 8-K report dated June 4, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ GRANT THORNTON LLP
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Grant Thornton LLP